UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SONO GROUP N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Waldmeisterstraße 76 Munich, Germany	80935
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common shares, €0.06 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:
333-260432

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

Sono Group N.V. (the “Company”) hereby incorporates by reference the description of its common shares, €0.06 par value per share, contained under the heading “Description of Share Capital and Articles of Association” in the Company’s Registration Statement on Form F-1 (File No. 333-260432), originally filed with the Securities and Exchange Commission (the “Commission”) on October 22, 2021, as subsequently amended (the “Registration Statement”), and any prospectus that constitutes part of the Registration Statement to be filed separately by the Company with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which information shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” for Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Company are registered on The Nasdaq Global Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Sono Group N.V.

Dated: November 12, 2021	By:	/s/ Laurin Hahn
		Name:	Laurin Hahn
		Title:	Chief Executive Officer and Member of the Management Board

By:	/s/ Jona Christians
	Name:	Jona Christians
	Title:	Chief Executive Officer and Member of the Management Board